UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2010

THE GREENBRIER COMPANIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-13146

Oregon (State of Incorporation)	93-0816972 (I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR	97035
(Address of principal executive offices)	(Zip Code)
(503) 684-7000
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) In March 2009, the Company implemented certain wage reductions in response to economic conditions then-existing. These wage reductions range from 7.5% to 50% of annual base compensation for its executive officers, depending on their annual base compensation range. Effective December 1, 2010, the Company will restore 50% of the annual base compensation reductions for its executive officers, other than the Chief Executive Officer, that were implemented March 1, 2009.
     Also effective December 1, 2010, the Company will restore 3.5% of the annual base compensation for William A. Furman, President and Chief Executive Officer of the Company, which is comparable to the wage restoration percentage amount being implemented for the Company’s hourly employees.
     Executives who have formal employment contracts with the Company are being requested to amend such agreements to reflect the above adjustments.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC.
Date: November 16, 2010	By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum,
Executive Vice President and Chief Financial Officer (Principal Financial Officer)